Exhibit 99.1

KUSHCO HOLDINGS, INC. ANNOUNCES THE PRIVATE PLACEMENT OF US$21,300,000 SENIOR UNSECURED NOTE

Garden Grove, California, April 30, 2019 – KushCo Holdings, Inc. (OTCQB:KSHB) (“KushCo” or the “Company”), the parent company of innovative industry leaders such as Kush Supply Co., Kush Energy, The Hybrid Creative, and Koleto Innovations, which provide a range of products and services for a variety of industries including the regulated cannabis and CBD industries, announced today that it has entered into a definitive agreement with an institutional investor for a private placement of a senior unsecured note (the “Note” or the “Offering”) with an aggregate principal amount of US$21,300,000. The Offering is expected to close on or about April 30, 2019, subject to customary closing conditions.

The Note will be an unsecured senior obligation of the Company. The Note will mature on the 18th month anniversary of the closing date, unless earlier redeemed by the Company. The Note is being issued at an original issue discount and will not bear additional interest (subject to the occurrence of certain events of default).

The Company may redeem the Note in full, at any time, provided that the cash redemption price equals the purchase price for the Note (US$20,000,000 after deduction of the original issue discount) multiplied by a redemption percentage.

KushCo’s Chief Executive Officer, Nick Kovacevich, commented, “We are thrilled to announce this unsecured, non-dilutive financing structure to support our company’s rapid growth. The terms of this note represent a dramatic improvement in our ability to secure financing with a lower cost of capital and is indicative of more attractive financing alternatives within the cannabis industry.”

The Company intends to use the net proceeds of the Offering for general corporate purposes.

Canaccord Genuity LLC is acting as the sole placement agent in connection with the Offering.

The Note has not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Note, nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About KushCo Holdings

KushCo Holdings, Inc. (OTCQB: KSHB) (www.kushco.com) is the premier producer of ancillary products and services to the cannabis and hemp industries. KushCo Holdings’ subsidiaries and brands provide, product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC or CBD.

For more information, visit www.kushco.com or call (888)-920-5874.

KushCo Holdings Contacts

Media Contact:

Anne Donohoe / Nick Opich

KCSA Strategic Communications

212-896-1265 / 212-896-1206

adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:

Phil Carlson / Elizabeth Barker

KCSA Strategic Communications

212-896-1233 / 212-896-1203

ir@kushco.com

Forward-Looking Information

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “expect”, “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website at: www.kushco.com.